EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2025 Results
Consolidated system-wide sales grow 2.8% year-over-year, including 8.6% in International
Global comparable sales of 0.1%, or over 1% adjusting for Leap Day(a)
RBI remains on track for 8%+ organic Adjusted Operating Income growth in 2025

Miami, May 8, 2025 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the first quarter ended March 31, 2025. Josh Kobza, Chief Executive Officer of RBI commented, "We are making solid progress executing the fundamentals of our business, despite a slower start to the year. We have clear growth plans across each of our brands and strong alignment with our franchisees. We’re seeing encouraging momentum in Q2 and combined with responsible cost management, are on track to deliver stronger results through the balance of the year and achieve at least 8 percent organic adjusted operating income growth in 2025.”

Consolidated Operational and Financial Highlights
(in US$ millions, except per share and ratio data, unaudited)

	Three Months Ended March 31,
Operational Highlights	2025	2024
System-Wide Sales Growth	2.8%	8.1%
System-Wide Sales	$10,496	$10,512
Comparable Sales	0.1%	4.6%
Net Restaurant Growth	3.3%	3.9%
System Restaurant Count at Period End	32,149	31,113

Financial Highlights
Total Revenues	$2,109	$1,739
Income from Operations	$435	$544
Income from Operations Growth	(20.0)%	21.7%
Net Income from Continuing Operations	$223	$328
Diluted Earnings per Share from Continuing Operations	$0.49	$0.72
Adjusted Operating Income (AOI) (b)	$539	$540
Organic AOI Growth (b)	2.6%	7.7%
Adjusted EBITDA (b)	$642	$627
Adjusted Diluted Earnings per Share (b)	$0.75	$0.73
Net Leverage (b)	4.7x	4.8x
(a)Excludes an estimated 110 basis point consolidated impact on comparable sales from Leap Day in the prior year period
(b)Adjusted Operating Income, Organic AOI Growth, Adjusted EBITDA, Adjusted Diluted Earnings per Share, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Items Affecting Comparability and Restaurant Holdings Segment Reminder
Restaurant Holdings Segment
We completed the acquisitions of Carrols Restaurant Group Inc. (“Carrols”) (“the Carrols Acquisition”) and Popeyes
China (“PLK China”) (“the PLK China Acquisition”) on May 16, 2024 and June 28, 2024, respectively. Our consolidated results include Carrols and PLK China revenues, expenses and segment income from their acquisition dates.

Following the Carrols and PLK China Acquisitions, RBI established a new operating and reportable segment, Restaurant Holdings (RH), which includes results from the Carrols Burger King restaurants, the PLK China restaurants and, beginning in 2025, Firehouse Subs Brazil ("FHS Brazil"). RBI reports results under six operating and reportable segments consisting of four franchisor segments for the Tim Hortons, Burger King, Popeyes and Firehouse Subs brands in the U.S. and Canada (TH, BK, PLK, and FHS), a fifth franchisor segment for all of our brands in the rest of the world (INTL), and RH.

RBI plans to maintain the franchisor dynamics in its TH, BK, PLK, FHS and INTL segments ("five franchisor segments") to report results consistent with how the business will be managed long-term given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil in the future. RH results include Company Restaurant Sales and expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK and INTL) and eliminated upon consolidation. For more information please review the "Restaurant Holdings Intersegment Dynamics" presentation dated August 8, 2024 posted on our IR website under "Events & Presentations".

Update to Presentation of Adjusted Operating Income
Beginning with our year-end 2024 results, RBI updated its presentation of Adjusted Operating Income by defining Segment Franchise and Property Expenses ("Segment F&P Expenses") which exclude Franchise Agreement Amortization and Reacquired Franchise Rights Amortization. These items were previously included in each segment's franchise and property expenses and added back as an adjustment to Adjusted Operating Income. This presentation change does not impact Adjusted Operating Income or Consolidated results.

Acquisition of Burger King China and Treatment as Held for Sale
On February 14, 2025, we acquired substantially all of the remaining equity interests in Burger King China ("BK China") from our former joint venture partners. BK China has been classified as held for sale and reported as discontinued operations, as we are actively working to identify a new controlling shareholder. This aligns with our long-term strategy of partnering with experienced local operators while maintaining a primarily franchised business.

Held for sale is defined as those assets and liabilities, or groups of assets and liabilities, for which management has committed to a plan for sale and that are available for immediate disposition in their current condition. These are expected to be sold within one year and are accounted for and reported separately from our continuing operations. Results for BK China are therefore reported as discontinued operations in our financial statements. That said, BK China KPIs continue to be included in our International segment KPIs.

Supplemental Disclosures
Please review the Trending Schedules posted on the RBI Investor Relations webpage under "Financial Information" for additional disclosures, including:
•Home Market and International KPIs by Brand and Company Restaurant Count by Segment;
•Segment Results with Disaggregated Franchise and Property Revenues (Royalties, Property Revenue and Franchise Fees and Other Revenue);
•Intersegment Revenue and Expense Eliminations;
•BK China KPIs and Selected Financial Data;
•Burger King US "Reclaim the Flame" Expenditures by Quarter; and
•RH Burger King Carrols Restaurant-Level EBITDA Margins.

TH Segment Results	Three Months Ended March 31,
(in US$ millions, unaudited)	2025	2024

System-wide Sales Growth	0.0%	7.8%
System-wide Sales	$1,631	$1,725
Comparable Sales	(0.1)%	6.9%
Comparable Sales - Canada	0.1%	7.5%

Net Restaurant Growth	0.4%	0.0%
System Restaurant Count at Period End	4,523	4,505

Supply Chain Sales	$611	$627
Company Restaurant Sales	$10	$10
Franchise and Property Revenues	$219	$231
Advertising Revenues and Other Services	$64	$70
Total Revenues	$903	$939

Supply Chain Cost of Sales	$496	$517
Company Restaurant Expenses	$9	$9
Segment F&P Expenses	$78	$80
Advertising Expenses and Other Services	$66	$70
Segment G&A	$37	$42
Adjustments:
Cash Distributions Received from Equity Method Investments	$3	$3
Adjusted Operating Income	$220	$224

The decrease in Total Revenues was primarily due to a $50 million unfavorable FX Impact. Excluding the FX Impact, Total Revenues increased $15 million, primarily driven by an increase in supply chain sales largely due to increases in commodity prices and an increase in CPG net sales.

The decrease in Adjusted Operating Income was primarily driven by a $12 million unfavorable FX impact. Excluding the FX impact, Adjusted Operating Income increased $9 million primarily driven by the increase in Total Revenues and a decrease in Segment G&A, largely due to lower compensation-related expenses. These factors were partially offset by an increase in Supply Chain Cost of Sales in local currency due primarily to increases in commodity prices.

BK Segment Results	Three Months Ended March 31,
(in US$ millions, unaudited)	2025	2024

System-wide Sales Growth	(1.7)%	2.6%
System-wide Sales	$2,700	$2,753
Comparable Sales	(1.3)%	3.8%
Comparable Sales - US	(1.1)%	3.9%

Net Restaurant Growth	(1.1)%	(2.4)%
System Restaurant Count at Period End	7,062	7,139

Company Restaurant Sales	$60	$58
Franchise and Property Revenues (a)	$168	$175
Advertising Revenues and Other Services (b)	$129	$117
Total Revenues	$356	$350

Company Restaurant Expenses	$55	$52
Segment F&P Expenses	$31	$31
Advertising Expenses and Other Services	$132	$125
Segment G&A	$36	$36
Adjusted Operating Income	$103	$106
(a) For the three months ended March 31, 2025, Franchise and Property revenues include intersegment revenues with RH consisting of royalties of $19 million and rent of $8 million.
(b)For the three months ended March 31, 2025, Advertising Revenues and Other Services include intersegment revenues with RH consisting of advertising contributions and tech fees of $20 million.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment Franchise and Property Revenues and Advertising Revenues and Other Services from the Carrols Burger King restaurants included in RH (as footnoted above).

Burger King US Reclaim the Flame
Burger King is executing its multi-year "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. This plan includes investing up to $700 million through year-end 2028, comprised of advertising and digital investments ("Fuel the Flame") and high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset"). The Fuel the Flame investments were completed in the fourth quarter ended December 31, 2024. As of March 31, 2025, we have funded $143 million out of up to $550 million planned toward the Royal Reset investments.

First Quarter 2025 Results
The increase in Total Revenues was primarily due to higher Advertising Revenues and Other Services reflecting an increase in the franchisees' advertising fund contribution rate from 4% to 4.5%, effective from 2025 through at least 2026 following the achievement of the 2024 Fuel the Flame franchisee profitability target. This was partially offset by a decrease in Franchise and Property Revenues largely attributable the impact of restaurant acquisitions from franchisees in the prior year and a decrease in system-wide sales.

The decrease in Adjusted Operating Income was mainly driven by the decrease in Franchise and Property Revenues. This was partially offset by the non-recurrence of $6 million of Fuel the Flame expenses incurred in the prior year period following the completion of our Fuel the Flame investments.

PLK Segment Results	Three Months Ended March 31,
(in US$ millions, unaudited)	2025	2024

System-wide Sales Growth	(2.4)%	10.4%
System-wide Sales	$1,475	$1,517
Comparable Sales	(4.0)%	5.7%
Comparable Sales - US	(4.0)%	6.2%

Net Restaurant Growth	3.0%	4.7%
System Restaurant Count at Period End	3,516	3,412

Company Restaurant Sales	$46	$23
Franchise and Property Revenues	$78	$80
Advertising Revenues and Other Services	$69	$75
Total Revenues	$194	$178

Company Restaurant Expenses	$39	$19
Segment F&P Expenses	$2	$1
Advertising Expenses and Other Services	$72	$76
Segment G&A	$21	$22
Adjusted Operating Income	$60	$58

The increases in Total Revenues and Adjusted Operating Income were primarily driven by the acquisition of company restaurants as part of the Carrols acquisition, partially offset by the decrease in system-wide sales.

FHS Segment Results	Three Months Ended March 31,
(in US$ millions, unaudited)	2025	2024

System-wide Sales Growth	7.3%	3.7%
System-wide Sales	$322	$301
Comparable Sales	0.6%	0.2%
Comparable Sales - US	0.3%	0.3%

Net Restaurant Growth	5.9%	3.6%
System Restaurant Count at Period End	1,352	1,277

Company Restaurant Sales	$11	$10
Franchise and Property Revenues	$26	$25
Advertising Revenues and Other Services	$17	$15
Total Revenues	$54	$50

Company Restaurant Expenses	$9	$9
Segment F&P Expenses	$2	$1
Advertising Expenses and Other Services	$17	$15
Segment G&A	$14	$14
Adjusted Operating Income	$11	$10

The increases in Total Revenues and Adjusted Operating Income were primarily driven by the increase in system-wide sales.

INTL Segment Results	Three Months Ended March 31,
(in US$ millions, unaudited)	2025	2024

System-wide Sales Growth	8.6%	11.6%
System-wide Sales	$4,368	$4,216
Comparable Sales	2.6%	4.2%
Comparable Sales - INTL - Burger King	2.7%	4.2%

Net Restaurant Growth	6.2%	8.4%
System Restaurant Count at Period End	15,696	14,780

Franchise and Property Revenues	$199	$201
Advertising Revenues and Other Services	$18	$21
Total Revenues	$218	$222

Segment F&P Expenses	$5	$5
Advertising Expenses and Other Services	$23	$23
Segment G&A	$52	$53
Adjusted Operating Income	$138	$142

The decreases in Total Revenues and Adjusted Operating Income were primarily due to unfavorable FX Impacts of $10 million and $8 million, respectively, and the absence of $9 million of BK China revenues which were recognized in the prior year. Excluding the FX Impacts, Total Revenues increased by $5 million and Adjusted Operating by $4 million, primarily driven by higher royalties from Burger King and Popeyes resulting from increased system-wide sales, partially offset by the absence of BK China revenues.

RH Segment Results	Three Months Ended
(in US$ millions, unaudited)	March 31, 2025
BK
System-wide Sales Growth	(1.3)%
System-wide Sales	$423
Comparable Sales	(1.0)%
System Restaurant Count at Period End	1,015

INTL
System-wide Sales	$3
System Restaurant Count at Period End	24

Three Months Ended
March 31, 2025
Total Revenues	$432

Food, Beverage and Packaging Costs	$121
Restaurant Wages and Related Expenses	$145
Restaurant Occupancy and Other Expenses (a)	$114
Company Restaurant Expenses	$379
Advertising Expenses and Other Services (b)	$21
Segment G&A	$24
Adjusted Operating Income	$7

Note: RH KPIs are shown consistent with RBI's reporting calendar, but results from BK Carrols restaurants in the P&L are shown consistent with Carrols reporting calendar which for the first quarter was from December 30, 2024 to March 30, 2025.
(a) For the three months ended March 31, 2025, Restaurant Occupancy and Other Expenses include intersegment expenses with BK related to royalties of $19 million and rent of $8 million, which are eliminated in consolidation.
(b)     For the three months ended March 31, 2025, Advertising Expenses and Other Services include intersegment expenses with BK related to advertising contributions and tech fees of $20 million, which are eliminated in consolidation.

Declaration of Dividend
The RBI Board of Directors has declared a dividend of $0.62 per common share and partnership exchangeable unit of RBI LP for the second quarter of 2025. The dividend will be payable on July 8, 2025 to shareholders and unitholders of record at the close of business on June 24, 2025.

2025 Financial Guidance
For 2025, RBI continues to expect:
•Adjusted Interest Expense, net between $500 million and $520 million;
•RH Segment G&A for 2025 of approximately $100 million; and
•Consolidated capital expenditures, tenant inducements and incentives (including RH), or "Total Capex and Cash Inducements" between $400 million and $450 million.
RBI now expects Segment G&A (excluding RH) for 2025 between $600 million and $620 million.

Long-Term Algorithm
RBI continues to expect the following long-term consolidated performance on average, from 2024 to 2028:
•3%+ Comparable Sales; and
•8%+ organic Adjusted Operating Income growth.
In addition, the company now expects to reach 5%+ Net Restaurant Growth towards the end of its algorithm period.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, May 8, 2025, to review financial results for the first quarter ended March 31, 2025. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 768306.

Contacts
Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with nearly $45 billion in annual system-wide sales and over 32,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

RBI’s principal executive offices are in Miami, Florida. In North America, RBI’s brands are headquartered in their home markets where they were founded decades ago: Canada for Tim Hortons and the U.S. for Burger King, Popeyes and Firehouse Subs. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release and our investor conference call contain certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about our expectations or beliefs regarding (i) the impact of the macro-economic pressures and currency fluctuations on our and our franchisees’ results of operations and business; (ii) our digital, marketing, remodel and technology enhancement initiatives and related expenditures, including our plans to accelerate sales growth and drive franchisee profitability across our businesses; (iii) our remodel program and refranchising efforts; (iv) leverage and free cash flow; (v) Segment G&A, capital expenditures, tenant inducements, remodel incentives, comparable sales, adjusted operating income, net restaurant growth, effective tax rate and adjusted net interest expense in 2025 and, as applicable, through 2028; (vi) long-term partners for Popeyes China and FHS Brazil and a new controlling shareholder for BK China; (vii) refranchising of stores acquired in the Carrols acquisition; (viii) tariff related impacts on our cost of goods sold; and (ix) our growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: (1) our indebtedness, which could adversely affect our financial condition; (2) global economic or other business conditions that may affect the desire or ability of our guests to purchase our products; (3) our relationship with, and the success of, our franchisees and risks related to our nearly fully franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) risks related to unforeseen events; (12) changes in applicable tax laws or interpretations thereof; (13) evolving legislation and regulations in the area of franchise and labor and employment law; (14) our ability to address environmental and social sustainability issues; (15) risks related to geopolitical conflicts and terrorism; (16) the ability of cash flows from the Carrols restaurants to fund our budgeted remodels and the timing of refranchising of such restaurants; (17) tariffs and their impact on economic conditions or our business; and (18) our ability to find long-term partners for Popeyes China and FHS Brazil and a new controlling shareholder for BK China. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Supply chain sales	$611	$627
Company restaurant sales	558	102
Franchise and property revenues	663	712
Advertising revenues and other services	277	298
Total revenues	2,109	1,739
Operating costs and expenses:
Supply chain cost of sales	496	517
Company restaurant expenses	468	89
Franchise and property expenses	130	126
Advertising expenses and other services	311	311
General and administrative expenses	191	173
(Income) loss from equity method investments	(5)	(3)
Other operating expenses (income), net	83	(18)
Total operating costs and expenses	1,674	1,195
Income from operations	435	544
Interest expense, net	130	148
Income from continuing operations before income taxes	305	396
Income tax expense from continuing operations	82	68
Net income from continuing operations	223	328
Net loss from discontinued operations (net of tax of $0)	2	—
Net income	221	328
Net income attributable to noncontrolling interests	62	98
Net income attributable to common shareholders	$159	$230

Earnings per common share
Basic net income per share from continuing operations	$0.49	$0.73
Basic net loss per share from discontinued operations	$0.00	$—
Basic net income per share	$0.49	$0.73

Diluted net income per share from continuing operations	$0.49	$0.72
Diluted net loss per share from discontinued operations	$0.00	$—
Diluted net income per share	$0.49	$0.72
Weighted average shares outstanding (in millions):
Basic	326	314
Diluted	456	453

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$899	$1,334
Accounts and notes receivable, net of allowance of $46 and $57, respectively	677	698
Inventories, net	159	142
Prepaids and other current assets	150	108
Assets held for sale - discontinued operations	645	—
Total current assets	2,530	2,282
Property and equipment, net of accumulated depreciation and amortization of $1,131 and $1,087, respectively	2,217	2,236
Operating lease assets, net	1,862	1,852
Intangible assets, net	10,932	10,922
Goodwill	6,099	5,986
Other assets, net	1,241	1,354
Total assets	$24,881	$24,632
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$697	$765
Other accrued liabilities	1,029	1,141
Gift card liability	183	236
Current portion of long-term debt and finance leases	218	222
Liabilities held for sale - discontinued operations	500	—
Total current liabilities	2,627	2,364
Long-term debt, net of current portion	13,441	13,455
Finance leases, net of current portion	280	286
Operating lease liabilities, net of current portion	1,783	1,770
Other liabilities, net	733	706
Deferred income taxes, net	1,193	1,208
Total liabilities	20,057	19,789
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2025 and December 31, 2024; 327,629,161 shares issued and outstanding at March 31, 2025; 324,426,589 shares issued and outstanding at December 31, 2024	2,430	2,357
Retained earnings	1,811	1,860
Accumulated other comprehensive income (loss)	(1,125)	(1,107)
Total Restaurant Brands International Inc. shareholders’ equity	3,116	3,110
Noncontrolling interests	1,708	1,733
Total shareholders’ equity	4,824	4,843
Total liabilities and shareholders’ equity	$24,881	$24,632

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$221	$328
Net loss from discontinued operations	2	—
Net income from continuing operations	223	328
Depreciation and amortization	71	49
Amortization of deferred financing costs and debt issuance discount	6	6
(Income) loss from equity method investments	(5)	(3)
(Gain) loss on remeasurement of foreign denominated transactions	75	(23)
Net (gains) losses on derivatives	(51)	(41)
Share-based compensation and non-cash incentive compensation expense	48	46
Deferred income taxes	15	18
Other non-cash adjustments, net	11	7
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	15	(6)
Inventories and prepaids and other current assets	(39)	7
Accounts and drafts payable	(51)	(46)
Other accrued liabilities and gift card liability	(187)	(175)
Tenant inducements paid to franchisees	(6)	(5)
Changes in other long-term assets and liabilities	(7)	(14)
Net cash provided by operating activities from continuing operations	118	148
Cash flows from investing activities:
Payments for additions of property and equipment	(64)	(26)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	10	2
Net payments for acquisition of franchised restaurants, net of cash acquired	(151)	(23)
Settlement/sale of derivatives, net	21	16
Net cash used for investing activities from continuing operations	(184)	(31)
Cash flows from financing activities:
Repayments of long-term debt and finance leases	(33)	(24)
Payment of common share dividends and Partnership exchangeable unit distributions	(262)	(245)
Proceeds from stock option exercises	13	39
Proceeds from derivatives	17	28
Other financing activities, net	—	(1)
Net cash used for financing activities from continuing operations	(265)	(203)
Net cash used for discontinued operations	(26)	—
Effect of exchange rates on cash and cash equivalents	3	(4)
Decrease in cash and cash equivalents, including cash classified as assets held for sale - discontinued operations	(354)	(90)
Increase in cash classified as assets held for sale - discontinued operations	(81)	—
Decrease in cash and cash equivalents	(435)	(90)
Cash and cash equivalents at beginning of period	1,334	1,139
Cash and cash equivalents at end of period	$899	$1,049
Supplemental cash flow disclosures:
Interest paid	$153	$170
Income taxes paid	$190	$87
Accruals for additions of property and equipment	$18	$—

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics and Non-GAAP Financial Measures

Key Operating Metrics
Key performance indicators (“KPIs”) are shown for RBI's five franchisor segments. The KPIs for the Carrols Burger King restaurants are included in the BK segment and KPIs for the PLK China and BK China restaurants are included in the INTL segment.
•System-wide sales growth refers to the percentage change in sales at all franchised restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year on a constant currency basis, which means the results exclude the effect of foreign currency translation ("FX Impact"). We calculate the FX Impact by translating prior year results at current year monthly average exchange rates.
•Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period on a constant currency basis for restaurants that have been open for an initial consecutive period, typically at least 13 months. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.
•Unless otherwise stated, system-wide sales growth, system-wide sales and comparable sales are presented on a system-wide basis, which means they include franchised restaurants and Company restaurants. System-wide results are driven by our franchised restaurants, as over 90% of system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.
•Net restaurant growth refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our net restaurant growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats” and we believe these are helpful to build brand awareness, test new concepts and provide convenience in certain markets.
•Total Capex and Cash Inducements refers to the sum of payments for additions to property and equipment, tenant inducements paid to franchisees, other cash inducements (included in changes in other long-term assets and liabilities), and increase (decrease) in accruals for additions to property and equipment.
These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives. Total Capex and Cash Inducements is an indicator of the capital intensity of our business.

Non-GAAP Measures
Below, we define non-GAAP financial measures, provide a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.
AOI represents Income from Operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expenses incurred in connection with the Carrols Acquisition, the PLK China acquisition and the BK China acquisition, consisting primarily of professional fees, compensation related expenses and integration costs ("RH and BK China Transaction costs") and (ii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance or trends of our core business and operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items. AOI, as defined above, also represents our measure of segment income for each of our operating segments.
Adjusted EBITDA is defined as earnings (net income or loss from continuing operations) before interest expense, net, (gain) loss on early extinguishment of debt, income tax expense (benefit) from continuing operations, and depreciation and amortization excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above) and is used by management to measure leverage.
Segment G&A (excluding RH) is defined as general and administrative expenses for our five franchisor segments excluding RH and BK China Transaction costs and Corporate restructuring and advisory fees.
Adjusted Net Income is defined as Net income from continuing operations excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).
Adjusted Interest Expense, net is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.
Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.
Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.
Net Leverage is defined as Net Debt divided by Adjusted EBITDA. This metric is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Revenue growth, Income from Operations growth, Adjusted Operating Income growth, Net Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of our RH segment for the first four full fiscal quarters following the BK Carrols and PLK China restaurant acquisitions. With respect to Adjusted Diluted EPS, growth on an organic basis also excludes the impact of incremental debt incurred as part of the Carrols transaction. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.
Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.
Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.
With respect to our 2025 guidance, there are important components of estimated operating income and general and administrative expenses (including impact of equity method investments and other operating expenses or income from non-recurring projects and non-operating activities) that we have not determined and therefore, a reconciliation of estimated AOI to Income from operations, and Segment G&A to general and administrative expenses cannot be provided at this time. A full reconciliation of each of these measures will be provided when actual results are released.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Three Months Ended March 31, 2025
(In millions of U.S dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,		Variance		RH Impact	FX Impact	Organic Growth
	2025	2024	$	%	$	$	$	%
Revenue
TH	$903	$939	$(36)	(3.7)%	$—	$(50)	$15	1.6%
BK	356	350	6	1.8%	—	(1)	7	2.0%
PLK	194	178	16	9.0%	—	—	16	9.1%
FHS	54	50	4	7.9%	—	—	4	8.1%
INTL	218	222	(4)	(2.1)%	—	(10)	5	2.3%
RH	432	—	432	NM	432	—	—	NM
Elimination of intersegment revenues (a)	(48)	—	(48)	NM	(48)	—	—	NM
Total Revenues	$2,109	$1,739	$370	21.3%	$384	$(61)	$47	2.8%

Income from Operations	$435	$544	$(109)	(20.0)%	$(2)	$(21)	$(86)	(16.5)%
Net Income from Continuing Operations	$223	$328	$(105)	(31.9)%	$(2)	$(20)	$(83)	(26.8)%

Adjusted Operating Income
TH	$220	$224	$(4)	(1.5)%	$—	$(12)	$9	4.1%
BK	103	106	(3)	(2.8)%	—	—	(3)	(2.5)%
PLK	60	58	2	2.4%	—	—	2	3.1%
FHS	11	10	1	8.7%	—	—	1	9.0%
INTL	138	142	(4)	(2.2)%	—	(8)	4	3.3%
RH	7	—	7	NM	7	—	—	NM
Adjusted Operating Income	$539	$540	$(1)	(0.2)%	$7	$(20)	$13	2.6%

Adjusted EBITDA	$642	$627	$15	2.4%	$18	$(22)	$19	3.2%

Adjusted Net Income	$343	$331	$12	3.9%	$(3)	$(17)	$32	10.5%
Adjusted Diluted Earnings per Share	$0.75	$0.73	$0.02	3.3%	$(0.01)	$(0.04)	$0.07	9.9%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals and percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures| Reconciliations
(In millions of U.S dollars, except per share data)
(Unaudited)

Net income from continuing operations to Income from Operations to Adjusted Operating Income to Adjusted EBITDA	Three Months Ended March 31,
	2025	2024
Net income from continuing operations	$223	$328
Income tax expense from continuing operations(6)	82	68
Interest expense, net	130	148
Income from operations	435	544
Franchise agreement and reacquired franchise rights amortization	16	8
RH and BK China Transaction costs(2)	6	4
Corporate restructuring and advisory fees(4)	1	2
Impact of equity method investments(5)	(2)	—
Other operating expenses (income), net	83	(18)
Adjusted Operating Income	539	540
Depreciation and amortization, excluding franchise agreement and reacquired franchise rights amortization	55	41
Share-based compensation and non-cash incentive compensation expense(1)	48	46
Adjusted EBITDA	642	627

Net income from continuing operations to Adjusted Net Income and Adjusted Diluted EPS
Net income from continuing operations	$223	$328
Income tax expense from continuing operations(6)	82	68
Income from continuing operations before income taxes	305	396
Adjustments:
Franchise agreement and reacquired franchise rights amortization	16	8
Amortization of deferred financing costs and debt issuance discount	6	6
Interest expense and loss on extinguished debt(7)	(4)	3
RH and BK China Transaction costs(2)	6	4
Corporate restructuring and advisory fees(4)	1	2
Impact of equity method investments(5)	(2)	—
Other operating expenses (income), net	83	(18)
Total adjustments	106	5
Adjusted income before income taxes	411	401
Adjusted income tax expense(6)(8)	68	70
Adjusted net income	$343	$331
Adjusted diluted earnings per share	$0.75	$0.73
Weighted average diluted shares outstanding (in millions)	456	453

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures and Total Capex and Cash Inducements KPI
Reconciliation of Net Leverage, Free Cash Flow, and Net Interest Paid
(In millions of U.S dollars, except ratio)
(Unaudited)

	As of
Net Leverage	March 31, 2025	March 31, 2024
Long-term debt, net of current portion	$13,441	$12,832
Finance leases, net of current portion	280	308
Current portion of long-term debt and finance leases	218	110
Unamortized deferred financing costs and deferred issuance discount	111	117
Total debt	14,050	13,367

Cash and cash equivalents	899	1,049
Net debt	13,151	12,318

LTM Net Income from continuing operations	1,340	1,769
Net Income from continuing operations Net leverage	9.8x	7.0x

LTM Adjusted EBITDA (a)	2,799	2,593
Net Leverage	4.7x	4.8x
(a)Adjusted EBITDA includes Adjusted EBITDA from Carrols from May 16, 2024.

Free Cash Flow	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2025	2024	2023	2024	2023	2025	2024
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$118	$148	$95	$1,503	$1,323	$1,473	$1,376
Payments for additions of property and equipment	(64)	(26)	(18)	(201)	(120)	(239)	(128)
Free Cash Flow	$54	$122	$77	$1,302	$1,203	$1,234	$1,248

	Three Months Ended March 31,
Net Interest Paid	2025	2024
Interest Paid	$153	$170
Proceeds from derivatives, net within investing activities (a)	18	16
Proceeds from derivatives, net within financing activities	17	28
Interest income	8	11
Net Interest Paid	$110	$115
(a) Three months ended March 31, 2025 excludes $3 million of forward currency contracts included within supply chain cost of sales in earnings. No amounts excluded from three months ended March 31, 2024.

	Three Months Ended March 31,
Capex and Cash Inducements	2025	2024
Payments for additions of property and equipment	$64	$26
Tenant inducements paid to franchisees	6	5
Other cash inducements (incl. in changes in other long-term assets and liabilities)	9	23
Increase (decrease) in accruals for additions to property and equipment	(32)	—
Total Capex and Cash Inducements	$47	$53
Note: Totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures Reconciliation of EBITDA and Adjusted EBITDA to Net income from continuing operations
(In millions of U.S dollars)
(Unaudited)

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
	2025	2024	2023	2024	2023	2025	2024
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income from continuing operations	$223	$328	$277	$1,445	$1,718	$1,340	$1,769
Income tax expense (benefit) from continuing operations	82	68	28	364	(265)	378	(225)
Loss on early extinguishment of debt	—	—	—	33	16	33	16
Interest expense, net	130	148	142	577	582	559	588
Income from operations	435	544	447	2,419	2,051	2,310	2,148
Depreciation and amortization	71	49	46	263	191	285	194
EBITDA	506	593	493	2,682	2,242	2,595	2,342
Share-based compensation and non-cash incentive compensation expense(1)	48	46	45	172	194	174	195
RH and BK China Transaction costs(2)	6	4	—	22	—	24	4
FHS Transaction costs(3)	—	—	19	—	19	—	—
Corporate restructuring and tax advisory fees(4)	1	2	5	20	38	19	35
Impact of equity method investments(5)	(2)	—	9	(53)	6	(55)	(3)
Other operating expenses (income), net	83	(18)	17	(59)	55	42	20
Adjusted EBITDA	$642	$627	$588	$2,784	$2,554	$2,799	$2,593

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2025 and 2024 cash bonus, respectively.

(2)In connection with the Carrols Acquisition, the PLK China Acquisition and the BK China Acquisition, we incurred certain non-recurring fees and expenses consisting primarily of professional fees, compensation related expenses and integration costs. We expect to incur additional costs in 2025.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring fees and expenses (“FHS Transaction costs”) consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)The increase in our effective tax rate was primarily due to a discrete, unfavorable impact of recently issued Organization for Economic Cooperation and Development (“OECD”) Pillar II guidance during the first quarter of 2025, partially offset by the mix of income from multiple jurisdictions and internal financing arrangements. The OECD guidance did not have an impact on the adjusted income tax expense or adjusted effective tax rate.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.